EXHIBIT 4

                  REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT is entered into on ________, 1999 between DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), and the parties named on Schedule 1 attached hereto (each a "Holder" and, collectively, the "Holders").

WHEREAS, each Holder previously owned stock in ACS2, Inc., a Delaware corporation ("ACS2"); and

WHEREAS, ACS2, its wholly owned subsidiary Advanced Clinical Systems, Inc., a Delaware corporation ("Advanced"), Dynamic, and Dynamic Acquisition Corporation have entered into that certain Agreement and Plan of Merger dated March __, 1999 (the "Merger Agreement") pursuant to which ACS2 merged with and into Dynamic Acquisition Corporation (the "Merger"); and

WHEREAS, as a result of the Merger, the Holders were issued upon closing of the Merger and now own, in the aggregate, 22,473,413 shares of Dynamic common stock (the "Merger
Consideration").

WHEREAS, Dynamic has agreed to grant the Holders certain demand registration rights and to file registration statements pursuant to the 1933 Securities Act (as defined below) in order to register for sale shares of Dynamic common stock issued to the Holders pursuant to the Merger.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties, intending to be legally bound hereby, agree as follows:


                   AGREEMENT

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"1934 Exchange Act" means the Securities Exchange Act of
1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

"1933 Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

"Register," including "Registered" and "Registration," refer to a registration effected by preparing and filing with the SEC a registration statement in

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                             2

compliance with the 1933 Securities Act, and the declaration or ordering of the effectiveness of such registration statement. "SEC" means the Securities and Exchange
Commission or any other federal agency at the time administering the 1933 Securities Act.

"Shares" means all shares of Dynamic common stock owned by Holders immediately following the consummation of the Merger, including any shares subject to escrow and any of securities of Dynamic which may be converted into shares of common stock of Dynamic, all as may be adjusted from time to time in the event of a split, reorganization, merger, consolidation or comparable recapitalization involving Dynamic securities.

2.	Demand Registration.

(a)	Dynamic shall, within ninety (90) days after the
consummation of the Merger, cause (a) registration statement in prescribed form under the 1933 Securities
Act with respect to a number of Shares equal to twenty-five percent (25%) of the total Merger Consideration, rounded up to the next higher round lot, to be prepared and filed with the SEC and any applicable state authority, to become and remain effective as provided herein to permit the valid pubic sale of the Shares by those Holders listed in Schedule 2 attached hereto in compliance with all such applicable securities laws pursuant to a public offering, which offering shall be managed by one or more underwriters of recognized national standing in the United States on a firm underwriting basis mutually acceptable to Dynamic and a majority of participating Holders.

(b)	Subject to Section 2(f), Dynamic shall, within thirty
(30) days after the first anniversary of the consummation of the Merger, cause another registration statement in prescribed form under the 1933 Securities Act and the 1934 Exchange Act, with respect to a number of Shares equal to twenty-five percent (25%) of the total Merger Consideration, rounded up to the next higher round lot, to be prepared and filed with the SEC and any applicable state authority, to become and remain effective as provided herein to permit the valid pubic sale of the Shares by any and all Holders in compliance with all such applicable securities laws pursuant to a public offering, which offering shall be managed by one or more underwriters of recognized national standing in the United States on a firm underwriting basis mutually acceptable to Dynamic and a majority of participating Holders.

(c)	Subject to Section 2(f), Dynamic will give written notice
of the filing of the registration statement referenced in clause (b) (which notice will include a list of jurisdictions in which Dynamic intends to attempt to qualify the offer and sale of Shares under applicable state securities laws) to each Holder at least forty-five
(45) days before the anticipated filing date of the registration statement, and such notice will offer
Holders the opportunity to include in

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                               3

such registration the number of Shares as held by each Holder as each Holder may request, and allow any Holder to participate in such offer and sale of Shares so long as such Holder notifies Dynamic of its intentions within thirty (30) days after receipt of such written notice. If the total number of Shares which Holders elect to make available for sale exceed twenty-five percent (25%) of the total Merger Consideration, each participating Holder will instead be permitted to offer for sale a reduced number of Shares determined on a proportionate basis based upon the aggregate number of Shares which the participating
Holders desire to sell, which aggregate number will not exceed twenty-five percent (25%) of the total Merger
Consideration.

(d)	Dynamic may delay the filing of the registration
statement referenced in clause (b) for up to 120 days, if in the good faith judgment of Dynamic's board of directors, the financing would be detrimental to a material transaction which has been approved by Dynamic's board of directors prior to filing of the applicable registration statement, or for up to ninety (90) days if the underwriters determine that it is not possible to sell the Shares subject to the proposed registration at a price equal to or greater than ninety percent (90%) of the average market price of such Shares during the last twenty (20) trading days prior to such determination. If
Dynamic delays filing of such registration statement, it must provide each Holder an opportunity to consider participating in the delayed offering by delivering new written notices pursuant to the first sentence of clause
(c).

(e)	A registration will not be considered to be one of the
demand registrations required under this Agreement unless it has been kept continuously effective for a period of at least six (6) months following the date on which such registration was declared effective, or such shorter period that will terminate when all of the Shares covered by the registration have been sold pursuant to the terms of such registration. In the event that either the registration anticipated under clauses (a) or (b) above does not satisfy this criteria, Dynamic shall begin the registration process again in accordance with the provisions of this Agreement within ninety (90) days thereof; provided, that the number of Shares to be then registered will be reduced by the number of shares sold, if any, in the previously effective registration statements filed pursuant to this Agreement.


(f)	In the event either a portion of the Merger Consideration
held in escrow pursuant to the Escrow Agreement executed at Closing of the Merger is returned to Dynamic or, in the alternative, if additional shares of Dynamic Common
Stock other than those held in escrow are distributed to the Holders as contemplated under Section 2(c)(ii) of the Escrow Agreement, then the number of shares subject to registration pursuant to Section 2(b) of this

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                          4

Registration Rights Agreement will be adjusted so that the total number of shares of Dynamic Common Stock registered pursuant to Section 2(a) and 2(b) hereof will equal a total of fifty percent (50%) of the total Merger
Consideration actually delivered to all Holders following completion of distributions from escrow.

3.	Registration Procedures.  In connection with the
registration and sale of Shares, and as contemplated hereunder, Dynamic will as expeditiously as possible:

(a)	prepare and file with the SEC a registration
statement with respect to such Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Dynamic will furnish to a single law firm selected by a majority of the participating Holders copies of all such documents proposed to be filed, which documents would be subject to the reasonable review of such counsel);

(b)	prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six (6) months and comply with the provisions of the 1933 Securities Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof as set forth in such registration statement;

(c)	furnish to each Holder such number of copies of such
registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Shares owned by such Holder;

(d)	use its best efforts to register or qualify such Shares
under such other securities or blue sky laws of such jurisdiction as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Shares owned by such Holder (provided that Dynamic will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or
(iii) consent to general service of process in any such jurisdiction);

(e)	notify each Holder, at any time when a prospectus
relating thereto is required to be delivered under the 1933 Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement

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                           5

contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, Dynamic will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)	cause all such Shares to be listed on each securities
exchange on which similar securities issued by Dynamic are then listed;

(g)	provide a transfer agent and registrar for all such
Shares not later than the effective date of such registration statement;

(h)	enter into such customary agreements and take all such
other customary actions as a majority of the Holders or the underwriters reasonably request in order to expedite or facilitate the disposition of such Shares (but exclusive of effecting a stock split or a combination of shares);

(i)	make available for inspection by any Holder, any
underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of Dynamic, and cause
Dynamic's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement subject to the execution of a confidentiality agreement in a form reasonably acceptable to Dynamic and in favor of Dynamic by any party receiving such information; and

(j)	obtain a comfort letter from Dynamic's independent public
accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Shares being sold reasonably request.


4.	Registration Expenses.  All expenses incident to
Dynamic's performance under this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, transfer and similar taxes, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Dynamic and all independent certified public accountants, underwriters and other persons retained by Dynamic (all such expenses being herein called "Registration Expenses"), will be borne by Dynamic. Further, Dynamic will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any

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                            6

liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Dynamic are then listed.

5.	Indemnification.

(a)	Dynamic will, and hereby does, indemnify and hold
harmless each participating Holder in any and all registrations contemplated hereunder, any and all directors, officers or representatives of a participating
Holder, and each person, if any, who controls a participating Holder (within the meaning of the 1933
Securities Act), against any losses, claims, damages or liabilities which a participating Holder or any such representative or controlling person may become subject under the 1933 Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Shares were registered under the 1933 Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained therein or filed with the SEC pursuant to Rule
424 under the 1933 Securities Act, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state in any document referred to in clause
(i) a material fact required to be stated therein or necessary to make the statements therein not misleading;
and Dynamic shall reimburse each indemnified party for and legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred; provided, however, that Dynamic shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Dynamic through an instrument duly executed by a Holder specifically stating that it is expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a participating Holder or such representative or controlling person, and shall survive the transfer of such securities by a Holder.


(b)	Dynamic may and intends to require, as a condition to
including the Shares of any Holder in any registration statement pursuant to this Agreement, that Dynamic shall have received a written undertaking reasonably satisfactory to it from such Holder to indemnify and hold harmless, severally but not jointly with any other
Holder, Dynamic, its directors, officers and representatives against any losses, claims damages or liabilities which Dynamic, its directors, officers or representatives may become subject under the 1993
Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of

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                           7

any material fact contained in registration statement under which such Shares were registered under the 1933
Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or filed with the SEC pursuant to Rule 424 under the 1933
Securities Act, or any amendment or supplement hereto, or
(ii) any omission or alleged omission to state in any document referred to in clause (i) a material fact required to be stated therein or necessary to make the statement therein not misleading, but only if and to the extent in the case of clause (i) or (ii) such untrue statement or alleged untrue statement in or omission or alleged omission from any such document was made in reliance upon and in conformity with written information furnished to Dynamic through an instrument duly executed by such Holder specifically stating that it is expressly for use therein; provided, that the liability of each participating Holder shall be limited to the net proceeds received by such Holder with respect to the Shares sold by such Holder thereunder unless such untrue statement or alleged untrue statement in or omission or alleged omission from any such document was made as a result of the intentional withholding of information or intentional provision of information known to be false by such participating Holder.


(c)	A party from whom indemnity may be sought pursuant to the
provisions of Section 5 (a) or (b) shall not be liable for such indemnity with respect to any claims as to which indemnity is sought unless the party seeking such indemnity shall have notified such indemnifying party in writing of the nature of such claim promptly after such indemnified party becomes aware of the assertion thereof;
provided, however, that the failure so to notify such indemnifying party shall not relieve such party from any liability which it may have to such indemnified party otherwise than on account of the provisions of Section 5
(a) or (b) or if the failure to give such notice promptly shall not have been materially prejudicial to such indemnifying party. No indemnifying party shall be liable for any compromises or settlement of any such action effected without its consent. No indemnifying party, in the defense of any such claim or suit, shall, except with the consent of each indemnified party, consent to any compromise or settlement that does not include as an unconditional term thereof the giving by the claimant to such indemnified party of a release from all liability in respect of such claim or suit. An indemnifying party may participate with counsel reasonably satisfactory to the indemnified party in, and to the extent that it shall wish (except to the extent set forth below), may direct and assume at its own expense, either individually or jointly with any other indemnifying party, the defense of any suit brought to enforce such claim. Such indemnified party shall have the right to participate in such suit (but not to control such suit except to the extent set forth below) unless no indemnifying party shall have assumed the defense thereof in accordance with the preceding sentence) and to retain its own counsel, but the fees and expenses of such counsel (other than

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                            8

reasonable costs of investigation) shall be at the expense of such indemnified party unless no indemnifying party shall have assumed the defense thereof in accordance with the preceding sentence or unless the named parties to any such suit include one or more indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case such indemnified party shall have the right to control all aspects of such suit relating to such actual or potential differing interests). It is understood that no indemnifying party shall, in connection with any such suit, be liable under this subsection for the fees and expense of more than one separate firm (in addition to any local counsel in each jurisdiction) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.

(d)	Indemnification similar to that specified in Sections 5
(a), (b), and (c) (with appropriate modifications) shall be given by Dynamic and each Holder participating in the registration with respect to any required registration or other qualification of Shares under any federal or state law or regulation of governmental authority other than the 1933 Securities Act

(e)	In order to provide for just and equitable contribution
in circumstances in which the indemnification provided for above is for any reason held to be unenforceable although applicable in accordance with its terms, Dynamic and each participating Holder shall contribute to the losses, claims, damages, liabilities and expenses described herein, in such proportions so that the portion thereof for which any particular participating Holder shall be responsible shall be limited to the portion determined by a court (or the parties to any settlement) to be directly attributable to an untrue statement of a material fact or an omission to state a material fact in a registration statement, preliminary prospectus, prospectus or amendment or supplement thereto in specific reliance upon and in conformity with written information furnished to Dynamic through an instrument duly executed by such participating Holder specifically stating that it is expressly for use therein, and Dynamic shall be responsible for the balance; provided, that the liability of each participating Holder shall be limited to the net proceeds received by such Holder with respect to the Shares sold by such Holder thereunder unless such untrue statement or alleged untrue statement in or omission or alleged omission from any such document was made as a result of the intentional withholding of information or intentional provision of information known to be false by such participating Holder. Dynamic and each participating Holder agree that it would not be just and equitable if their respective obligations to contribute were to be determined by pro rata allocation, by reference to the proceeds realized by them or in any manner which does not take into account the equitable considerations set forth in this Section 5 (e).

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                            9

6.	Participation in Underwritten Registrations.  No person
may participate in any registration hereunder which includes an underwritten offering unless such person (i) agrees to sell such person's securities on the basis provided in any reasonable underwriting arrangements approved by the person entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, power of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.	Absence of Other Registration Rights.  Dynamic has not
granted any other party any demand registration, piggyback registration or similar rights regarding any securities of Dynamic other than pursuant to that certain Warrant for the Purchase Of Shares Of Common Stock from Dynamic to Genesis Merchant Group Securities LLC covering 250,000 shares of Dynamic common stock.

8.	Rule 144 Reporting.

(a)	Dynamic shall make and keep public information available,
as those terms are understood and defined in Rule
144(c)(1) or (c)(2), whichever is applicable, under the 1933 Securities Act, at all times from and after the date it is first required to do so.

(b)	Dynamic shall file with the SEC in a timely manner all
reports and other documents as the SEC may prescribe under Sections 13(a) or 15(d) of the 1934 Exchange Act at all times during which Dynamic is subject to such reporting requirements of the 1934 Exchange Act.

(c)	Dynamic shall furnish to each and every Holder, upon
request (i) a written statement by Dynamic as to its compliance with the reporting requirements of Rule 144 and of the 1933 Securities Act and the 1934 Exchange Act,
(ii) a copy of the most recent annual or quarterly report of Dynamic, and (iii) such other reports and documents filed with the SEC as the Holder may reasonably request to avail itself of any rule or regulation of the SEC allowing a Holder of restricted securities to sell any such securities without registration.

9.	Amendments and Waivers. Except as otherwise provided
herein, the provisions of this Agreement may be amended and Dynamic may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Dynamic has obtained the written consent of at least two-thirds of the Holders.


10.	Successors and Assigns. All covenants and agreements in
this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective, permitted successors and assigns of the parties hereto whether or not any express assignment has been made, the provisions of this Agreement which are for the

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                             10

benefit of Holders are also for the benefit of, and enforceable by, any subsequent holder of Shares, provided that Dynamic is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the assignee or holder and identifying the securities with respect to which such registration rights are being assigned, and provided further, that the assignee or subsequent holder of such rights assumes the obligations of such Holder under this Agreement (other than obligations pursuant to Section 5(b) with respect to written instruments prepared by such prior Holder). Dynamic may not assign its rights or delegate its duties hereunder, by transfer, operation of law or otherwise, without the prior written consent of all of the Holders, and any prohibited assignment or delegation will be deemed rule and void.

11.	Severability. Whenever possible, each provision of this
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. Further, there shall be automatically added to this Agreement a provision as similar as possible to the provision (or that portion thereof), which new provision will be valid and enforceable under applicable laws.

12.	Counterparts. This Agreement may be executed
simultaneously in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same
Agreement.

13.	Descriptive Headings. The descriptive headings of this
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

14.	Governing Law. The construction, validity and
interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Nevada.

15.	Notices. All notices, demands or other communications to
be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each Holder at the address provided by such Holder and listed on Schedule 1 hereto and to Company at the address indicated below:

To Company:	Dynamic Associates, Inc.
            Suite B-169
            7373 North Scottsdale
            Scottsdale, AZ 85253

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

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                              11

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of March 30, 1999.


COMPANY:

DYNAMIC ASSOCIATES, INC.


By:
Title:



HOLDERS:

Healthmark Partners, LLC
By:
Title:

M. Bruce Sanderson, M.D.

Kimberly Tipton, R.N.

T.C. Thomas, III, M.D.

Reginald J. Rutherford, M.D.

Thomas P. Toomey, M.D.

Walter M. Jones

Lisa A. Manning

Carol Ann Kelley, R.N.

Scott N. Mohler, Ph.D.

Elizabeth Dan

F. Karl VanDevender, M.D.

Betty Brumley

NationsCredit
By:
Its:

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                                    12

                                Schedule 1

Name of Holder		Address of Holder		Number of Shares Held

Healthmark Partners, LLC				1,236,105
*James T. Harper		                           30,603
*Kevin D. Lee				               40,985
David Alfery, J.D.	                              674
T.C. Thomas, III, M.D.	                              674
Thomas P. Toomey, M.D.			                  674
*Lisa A. Manning		                            1,750
*Scott N. Mohler, Ph.D.
*F. Karl VanDevender, M.D.
*H. Brooks Morgan, M.D.
*M. Bruce Sanderson, M.D.
*NationsCredit
*Kimberly Tipton, R.N.
*Reginald J. Rutherford, M.D.
*Walter M. Jones
*Carol Ann Kelley, R.N.
*Maureen T. (Stearns) Browning, R.N.
*Elizabeth Dan
*Betty Brumley

(* = option, warrant or SAR holder - need to adjust # shares held accordingly.)


                               [Subject to Change]

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                                      13

                                  Schedule 2

Participating Holders in First Registration



Name:                              Number of Shares to
                                   be Offered for Sale:









                                   Total:________________
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